EXHIBIT 21.1
SALLY BEAUTY HOLDINGS, INC.
LIST OF SUBSIDIARIES
As of December 19, 2006

Subsidiary (Jurisdiction of incorporation or organization)
Sally Investment Holdings LLC (Delaware)
Sally Holdings LLC (Delaware)
Beauty Systems Group LLC (Delaware)
Armstrong McCall Holdings, Inc. (Texas)
Armstrong McCall Holdings L.L.C. (Delaware)
Armstrong McCall, L.P. (Texas)
Arnolds, Inc. (Arkansas)
Armstrong McCall Management, L.C. (Texas)
Pacific Salon Systems, Inc. (Washington)
XRG Enterprises, Inc. (California)
Innovations-Successful Salon Services (California)
Lady Lynn Enterprises, Inc. (Delaware)
Procare Laboratories, Inc. (Delaware)
Neka Salon Supply, Inc. (New Hampshire)
Sally Beauty Supply LLC (Delaware)
Diorama Services Company, LLC (Delaware)
Sally Capital Inc. (Delaware)
Sally Beauty Distribution LLC (Delaware)
Sally Beauty International Finance LLC (Delaware)
Beauty Holding LLC (Delaware)
Beyond the Zone, Inc. (Delaware)
Silk Elements, Inc. (Delaware)
High Intensity Products, Inc. (Delaware)
Nail Life, Inc. (Delaware)
Sexy U Products, Inc. (Delaware)
For Perms Only, Inc. (Delaware)
Energy of Beauty, Inc. (Delaware)
Miracle Lane, Inc. (Delaware)
Tanwise, Inc. (Delaware)
Satin Strands, Inc. (Delaware)
Brentwood Beauty Laboratories International, Inc. (Texas)
Ion Professional Products, Inc. (Delaware)
New Image Professional Products, Inc. (Delaware)
Esthetician Services Inc. (Delaware)
Lome Beauty International, Inc. (Delaware)
Venetian Blends, Inc. (Delaware)
Modern Panache, Inc. (Delaware)
Land of Dreams, Inc. (Delaware)
Coloresse, Inc. (Delaware)
Sally Beauty Distribution of Ohio, Inc. (Delaware)
Sally Beauty International, Inc. (Delaware)
Sally Beauty Canada Holdings Inc. (Delaware)
Sally Beauty (Canada) Corporation (Canada)
Beauty Systems Group (Canada), Inc. (Canada)
D&G Haselock Limited (England)
Sally Beauty de Puerto Rico, Inc. (Puerto Rico)
Ogee Limited (England)
MHR Limited (England)
Teknique Haircare Limited (Scotland)

Sally Hair and Beauty Supplies Limited (U.K.)(England)
Shear Beauty Limited (England)
Fashion Services Limited (Northern Ireland)
Winthalt Limited (England)
Sally Beauty Supply, B.V. (Netherlands)
Sally Hair and Beauty GmbH (Germany)
Sally Beauty Supply Japan, Inc. (Japan)
SBCBSG Company de Mexico, s. de R.I. de C.V. (Mexico)
SBIFCO Company de Mexico, S.A. de C.V. (Mexico)
Sally UK Holdings Limited (England)
Three Six Five Group Ltd. (England)
Salon Success Limited (England)
Salon Success BV (Netherlands)
John Paul Mitchell Systems (UK) Ltd. (England)
Salon del Exito, S.L. (Spain)
Salon Success International, LLC (New York)

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